Consent of Independent Auditors



 We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated January 28, 2002 with respect to the consolidated financial statements of IDS Life Insurance Company and to the use of our report dated March 22, 2002 with respect to the financial statements of IDS Life Variable Account 10 - American Express Retirement Advisor Advantage(SM) Variable
Annuity - Band 3 (comprised of subaccounts BC3, BD3, CR3, CM3, DE3, EM3, ES3, EI3, FI3, GB3, GR3, IE3, MF3, ND3, SV3, IV3, SC3, ST3, SA3, 3AC, 3AD, 3AB, 3AL, 3AI, 3AV, 3SR, 3CG, 3FG, 3FM, 3FO, 3RE, 3SI, 3MS, 3UE, 3MC, 3ID, 3FS, 3TC, 3TL, 3GT, 3IG, 3IP, 3MG, 3MD, 3UT, 3PE, 3EU, 3HS, 3PI, 3VS, 3SO, 3IT, 3SP, 3AA, 3WI and 3SG) included in Post-Effective Amendment No. 10 to the Registration Statement (Form N-4, No. 333-79311) and related Prospectus for the registration of the American Express Retirement Advisor Advantage(SM) Variable Annuity - Band 3 Contracts to be offered by IDS Life Insurance Company.





/s/ Ernst & Young LLP
    Minneapolis, Minnesota
    April 22, 2002